UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2019

REZOLUTE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065
 (Address of Principal Executive Offices, and Zip Code)

650-206-4507
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2019, the board of directors (the “Board”) of Rezolute, Inc. (the “Company”), upon recommendation of the Company’s compensation committee, agreed to enter into employment agreements with Keith Vendola and Seline Miller. The Board approved the terms of the employment agreements with input from Setren & Associates, an independent compensation consultant (the “Compensation Consultant”). The Compensation Consultant assisted the Board and the compensation committee in developing the Company’s overall executive and director compensation programs, including base pay, bonus percentage, and equity awards. To assist in determining the Company’s compensation programs, the Compensation Consultant and the compensation committee reviewed relevant comparable market data. The Company engaged the Compensation Consultant in January 2019 and has paid the Compensation Consultant an aggregate of $29,625. Based on the analysis undertaken by the Compensation Consultant, and further work undertaken  by the compensation committee, the committee approved the option grants and compensation adjustments set forth herein.

Keith Vendola Employment Agreement

Pursuant to the terms of Keith Vendola’s employment agreement (the “Vendola Agreement”), the Company agreed to the following compensation package:

•	an annual base salary of $365,000 per annum, which may be increased to the extent such increase is approved in the sole discretion of the Board;
•	the eligibility to receive an annual performance bonus of up to 30% of Mr. Vendola’s base salary; and
•	eligibility to receive an annual discretionary bonus which may be earned on December 31 of each calendar year; and
•	eligibility to receive vacation, paid holidays, and participation in the Company’s benefit plans.

The Vendola Agreement shall commence on July 31, 2019 and shall continue until the Vendola Agreement is terminated pursuant to its terms. The Company can terminate Mr. Vendola’s employment: (i) due to death, permanent disability, or incapacity; (ii) with or without Cause (as defined in the Vendola Agreement); or (iii) with or without Good Reason (as defined in the Vendola Agreement).

The foregoing description of Mr. Vendola’s employment is qualified in its entirety by reference to Vendola Agreement, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Seline Miller Employment Agreement

Pursuant to the terms of Seline Miller’s employment agreement (the “Miller Agreement”), the Company agreed to the following compensation package:

•	an annual base salary of $265,000 per annum, which may be increased to the extent such increase is approved in the sole discretion of the Board;
•	the eligibility to receive an annual performance bonus of up to 35% of Ms. Miller’s base salary; and
•	eligibility to receive an annual discretionary bonus which may be earned on December 31 of each calendar year; and
•	eligibility to receive vacation, paid holidays, and participation in the Company’s benefit plans.

The Miller Agreement shall commence on July 31, 2019 and shall continue until the Miller Agreement is terminated pursuant to its terms. The Company can terminate Ms. Miller’s employment: (i) due to death, permanent disability, or incapacity; (ii) with or without Cause (as defined in the Miller Agreement); or (iii) with or without Good Reason (as defined in the Miller Agreement).

The foregoing description of Ms. Miller’s employment is qualified in its entirety by reference to Miller Agreement, a copy of which is attached as Exhibit 10.2 hereto, and is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

See Item 5.02 below, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above, which is incorporated herein by reference.

Non Qualified Stock Option Plan

On July 31, 2019 the Board adopted the 2019 Non Qualified Stock Option Plan (the “2019 Plan”), which provides for the grant of non qualified stock options. The 2019 Plan was recommended for approval by the Company’s compensation committee. The 2019 Plan provides for the authority to grant 15,000,000 shares of the Company’s common stock (subject to adjustment) to employees, officers, non‑employee directors, consultants, independent contractors, or advisors of the Company. Options granted under the 2019 Plan are limited to non qualified stock options.

The 2019 Plan is administered by the Board or a committee designated by the Board. Subject to the terms of the 2019 Plan, the Board or designated committee has the authority to determine the employees, officers, non‑employee directors, consultants, independent contractors, or advisors to whom options will be granted, the vesting rights, and the terms and conditions of each option that is granted. Options granted pursuant to the 2019 Plan are exercisable no later than ten years after the date of grant. The exercise price per share of common stock for options granted pursuant to the 2019 Plan shall be determined by the Board or such committee designated by the Board.

The foregoing description of the 2019 Plan is qualified in its entirety by reference to 2019 Plan, the form of which is attached as Exhibit 10.3 hereto, and is incorporated by reference herein.

Option Grant

On July 31, 2019 the Board granted options to purchase shares of the Company’s common stock to certain of its officers and employees. In determining the option grant awards, the Compensation Consultant and the compensation committee reviewed a relevant comparable market data.

As part of the foregoing option grant, the four of the Company’s named executive officers were granted options to purchase the following number of shares of the Company’s common stock: (i) Nevan Elam, Chief Executive Officer, 15,000,000 shares; (ii) Sankaram Mantripragada, Chief Scientific Officer, 3,500,000 shares; (iii) Keith Vendola, Chief Financial Officer, 3,000,000 shares; and (iv) Seline Miller, Chief Accounting Officer, 1,200,000 shares. All of the options have an exercise price of $0.29 per share, which price was used in the Corporation’s recent financing previously disclosed in our Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on July 30, 2019.

A portion of the options are subject to time based vesting, resulting in the options being released from vesting restrictions in the following schedule: (i) (A) 25% of such options are immediately exercisable for employees who have worked for the Company for more than one year or (B) 25% of such options vest on the one year anniversary of an employee’s start date for employees who have worked at the Corporation for less than one year; and (ii) one thirty-sixth (1/36) of such options vest each month thereafter on the first day of each month. The remaining portion of the options are subject to milestone based vesting resulting in one thirty-sixth (1/36) of such options vesting monthly on the first day of each month upon the following conditions being met: (i) the Company listing on a national stock exchange (Nasdaq, NYSE, or equivalent); (ii) within 4 years of the date of the option grant, the Company’s closing stock price exceeding $0.58 per share for 20 trading days in any consecutive 30 day period; and (iii) the option recipient having completed at least 1 year of employment with the Company.

Employee Bonus Payments

On July 31, 2019 the Board approved cash bonus payments to each of Nevan Elam, Sankaram Mantripragada, and Keith Vendola. As part of the foregoing approval, such officers shall receive a cash payment equal to the sum of: (i) 50% of each officer’s target bonus payment for the 2017 fiscal year; and (ii) 15% of each officer’s target bonus payment for the 2018 fiscal year, resulting in aggregate payments to the Company officers of $447,919.

Chief Executive Officer Salary Adjustment

On July 31, 2019 the Board approved a salary adjustment for Nevan Elam, Chief Executive Officer, such that Mr. Elam’s base salary shall increase from $450,000 to $490,000, effective June 1, 2019. No other modifications were made to Mr. Elam’s employment arrangement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement between Keith Vendola and the Company dated July 31, 2019
10.2	Employment Agreement between Seline Miller and the Company dated July 31, 2019
10.3	Form of 2019 Non Qualified Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: August 5, 2019	By:	/s/ Keith Vendola
Keith Vendola Chief Financial Officer

Exhibit Index

EXHIBIT	DESCRIPTION

10.1	Employment Agreement between Keith Vendola and the Company dated July 31, 2019
10.2	Employment Agreement between Seline Miller and the Company dated July 31, 2019
10.3	Form of 2019 Non Qualified Stock Option Plan